Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 163 to the Registration Statement on Form N–1A of Fidelity Income Fund: Fidelity Series Government Bond Index Fund of our report dated October 12, 2021; Fidelity Environmental Bond Fund of our report dated October 14, 2021; Fidelity Flex Core Bond Fund, Fidelity Intermediate Government Income Fund, Fidelity Government Income Fund, and Fidelity Total Bond Fund of our report dated October 15, 2021, relating to the financial statements and financial highlights included in the August 31, 2021 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 21, 2021